                                                                    EXHIBIT 31.1

                    CERTIFICATION PURSUANT TO RULE 13A-14 OF
                      THE SECURITIES EXCHANGE ACT OF 1934,
                      AS ADOPTED PURSUANT TO SECTION 302 OF
                         THE SARBANES-OXLEY ACT OF 2002

     I, Jeffrey W. Jones, Chief Executive Officer of BioLase Technology, Inc., certify that:

     1. I have reviewed this quarterly report on Form 10-Q of BioLase Technology, Inc., as amended;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

     4. [Omitted pursuant to SEC Release Nos. 33-8124, 33-8238 and 34-47986]

     5. [Omitted pursuant to SEC Release Nos. 33-8124, 33-8238 and 34-47986]


Dated:  September 16, 2003                    /s/ JEFFREY W. JONES
                                              ------------------------
                                              Jeffrey W. Jones
                                              Chief Executive Officer